Exhibit 99.1

                  [on Pustorino, Puglisi & Co., LLP letterhead]


                         INDEPENDENT ACCOUNTANT'S REPORT
                       ON APPLYING AGREED-UPON PROCEDURES


LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, IL 60603

MS Structured Asset Corp.
1585 Broadway
New York, NY 10036

With respect to the "Structured Asset Trust Unit Repackagings 2003-14" (SATURNS Trust 2003-14) we have performed the procedures listed below, which were agreed to by LaSalle Bank National Association (the Trustee) and MS Structured Asset Corp. (the Depositor) solely to assist the Depositor in evaluating the Trustee's assertions that the administration of the Trust Property of SATURNS Trust 2003-14 (the Trust) was conducted in accordance with the terms of the Trust Agreement relating thereto for the period September 30, 2003 (date of inception) through December 31, 2003. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of this report, the Trustee and the Depositor. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

Pursuant to the foregoing, for SATURNS Trust 2003-14, we:

     1. Calculated the semi-annual interest payment, on the underlying security as defined in the prospectus.

     2. Verified that interest payments on the underlying security were received on the scheduled date for payment thereof.

     3. Calculated the semi-annual interest distributions and principal distributions, if any, on the Class A and Class B units.

     4. Verified that distributions on Class A and Class B units were made on the scheduled dates for distribution thereof.

     5.  Verified Trust property amounts and balances.

     6. Verified that the amounts of any units redeemed, upon receipt of redemption payments or notices of exercise of warrants, matched amounts of the relevant redemptions and warrant exercise amounts notified to the Trustee.

     7. Verified that the proceeds of redemptions, exercise of warrants and liquidation of underlying securities following any underlying security default were applied within the time and in the manner provided in the Trust Agreement.

     8. Verified that reports on Form 8-K were filed by the Trustee with the Securities and Exchange Commission on or before the fifteenth day following each payment date for the Class A and Class B units.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the Trustee's assertions. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

We are independent public accountants with respect to the Trustee and the Trust, as defined under the Code of Professional Ethics of the American Institute of Certified Public Accountants.

This report is intended solely for the use of the Depositor and the Trustee and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by MS Structured Asset Corp. and filed with the Securities and Exchange Commission on behalf of SATURNS Trust 2003-14, and its distribution is not limited.

/s/ Pustorino, Puglisi & Co., LLP

Pustorino, Puglisi & Co., LLP
New York, New York
March 26, 2004

              [on Morgan Stanley Structured Asset Corp. letterhead]




March 26, 2004

Pustorino, Puglisi & Co., LLP
515 Madison Avenue
New York, NY 10022

Gentlemen:

In connection with your engagement to apply the agreed-upon procedures, as listed in your engagement letters dated March 22, 2004 and your reports dated March 26, 2004, for the Trusts listed below:

     o   SATURNS 2003-10
     o   SATURNS 2003-11
     o   SATURNS 2003-12
     o   SATURNS 2003-13
     o   SATURNS 2003-14
     o   SATURNS 2003-15
     o   SATURNS 2003-16
     o   SATURNS 2003-17
     o   SATURNS CBT Series 2003-1

We confirm, to the best of our knowledge and belief, the following representations made to you during your engagement:

     1. We are responsible for the formulation of the assertion that the administration of the Trusts listed above was conducted in accordance with the terms of the individual Trust Agreements relating thereto for the 2003 dates of inception through December 31, 2003.

     2. There have been no fraudulent or other illegal acts that would have a material effect on the assertion.

     3.  We have disclosed to you all known matters contradicting the assertion.

     4. There have been no communications from internal auditors and other independent practitioners or consultants relating to the assertions including communications received between December 31, 2003 and the date of this letter.

     5. We have made available to you all information that we believe is relevant to the assertion.

     6. We have responded fully to all inquiries made to us by you during the engagement.

     7. No events have occurred subsequent to December 31, 2003 that would require adjustment to or modification of the assertions.

     8. Your report is intended solely for the use of LaSalle Bank National Association (the Trustee) and MS Structured Asset Corp. (the Depositor) and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. We intend for the applicable reports to be a matter of public record as a result of their being included as an exhibit to the annual report on Form 10-K prepared by MS Structured Assets Corp. and filed with the Securities and Exchange Commission on behalf of the corresponding trusts.

/s/ John Kehoe
--------------------------------
Signature


Vice President
--------------------------------
Title


March 29, 2004
--------------------------------
Date

                       [on LaSalle Bank N. A. letterhead]



March 26, 2004

Pustorino, Puglisi & Co., LLP
515 Madison Avenue
New York, NY 10022

Gentlemen:

In connection with your engagement to apply the agreed-upon procedures, as listed in your engagement letters dated March 22, 2004 and your reports dated March 26, 2004, for the Trusts listed below:

     o   SATURNS 2003-10
     o   SATURNS 2003-11
     o   SATURNS 2003-12
     o   SATURNS 2003-13
     o   SATURNS 2003-14
     o   SATURNS 2003-15
     o   SATURNS 2003-16
     o   SATURNS 2003-17
     o   SATURNS CBT Series 2003-1

We confirm, to the best of our knowledge and belief, the following representations made to you during your engagement:

     9. We are responsible for the formulation of the assertion that the administration of the Trusts listed above was conducted in accordance with the terms of the individual Trust Agreements relating thereto for the 2003 dates of inception through December 31, 2003.

     10. There have been no fraudulent or other illegal acts that would have a material effect on the assertion.

     11. We have disclosed to you all known matters contradicting the assertion.

     12. There have been no communications from internal auditors and other independent practitioners or consultants relating to the assertions including communications received between December 31, 2003 and the date of this letter.

     13. We have made available to you all information that we believe is relevant to the assertion.

     14. We have responded fully to all inquiries made to us by you during the engagement.

     15. No events have occurred subsequent to December 31, 2003 that would require adjustment to or modification of the assertions.

     16. Your report is intended solely for the use of LaSalle Bank National Association (the Trustee) and MS Structured Asset Corp. (the Depositor) and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. We intend for the applicable reports to be a matter of public record as a result of their being included as an exhibit to the annual report on Form 10-K prepared by MS Structured Assets Corp. and filed with the Securities and Exchange Commission on behalf of the corresponding trusts.



/s/ Cynthia Reis
----------------------------
Signature


Senior Vice President
----------------------------
Title


March 29, 2004
----------------------------
Date